UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

December 15, 2005

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880 (Zip Code)
(Address of principal executive offices)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”) approved the accelerated vesting of all unvested stock options having an exercise price of $38.00 or greater previously awarded to the Company’s employees, including its executive officers under the Company’s equity compensation plans. No stock options held by non-employee directors or consultants were subject to the acceleration. The acceleration of vesting will be effective for stock options outstanding as of December 15, 2005. Options to purchase approximately 1.3 million shares of common stock or 29.5% of the Company’s outstanding unvested options are subject to the acceleration (of which options to purchase approximately 201,000 shares or 4.7% of the Company’s outstanding unvested options are held by the Company’s Named Executive Officers named in the Summary Compensation Table in the Company’s 2005 Proxy filed with the Securities and Exchange Commission). The accelerated options have a range of exercise prices of $38.42 to $64.84 and a weighted average exercise price of $43.95.

The Committee’s decision to accelerate the vesting of the affected options was based primarily upon the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which will require the Company to treat unvested stock options as compensation expense effective January 1, 2006.  The Company believes that the acceleration of the vesting of these options will enable the Company to avoid recognizing stock-based compensation expense associated with these options in future periods’ consolidated statements of income, following the Company’s adoption of SFAS No. 123R on January 1, 2006. In addition, the decision to accelerate the vesting of stock options is expected to have a positive effect on employee morale and retention.  The Company estimates that the pre-tax charge to be avoided by the acceleration of these 1.3 million options will be approximately $6.9 million.  The Company believes that it will not be required to recognize any compensation expense in future periods associated with the affected options.  However, there can be no assurance that the acceleration of vesting of these options may not result in some future compensation expense.

The acceleration of vesting does not alter the vesting of restricted stock held by directors, officers and employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 19, 2005	WATSON PHARMACEUTICALS, INC.

		By:	/s/ Charles P. Slacik
Charles P. Slacik
Executive Vice President and
Chief Financial Officer